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                                                                       EXHIBIT 8


                           Harney, Westwood & Riegels
                       Barristers, Solicitors, Notaries,
                          Patent and Trade Mark Agents
                               Craigmuir Chambers
                                  P.O. Box 71
                               Road Town, Tortola
                             British Virgin Islands



9 June 1997                                                   SCG/jnw/11-0715.01




Dransfield China Paper Corporation
c/o P. O. Box 71
Road Town
Tortola, British Virgin Islands

Re:      DRANSFIELD CHINA PAPER CORPORATION

Dear Sirs:

         We are British Virgin Islands counsel to Dransfield China Paper Corporation, a company incorporated in the British Virgin Islands, and in that regard we have reviewed its Amendment on Form F-1 to Form S-4 Registration Statement and confirm that all statements made therein concerning British Virgin Islands law and the enforcement of civil liabilities in the British Virgin Islands are accurate as of the date hereof.

Yours faithfully,


/s/ Harney, Westwood & Riegels

HARNEY, WESTWOOD & RIEGELS